Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$13,279,611
Unrealized Gain (Loss) on Market Value of Futures	(8,096,638)
Dividend Income	4,134
Interest Income	15,506
ETF Transaction Fees	350
Total Income (Loss)	$5,202,963

Expenses
General Partner Management Fees	$40,887
Professional Fees	16,103
Brokerage Commissions	8,679
Non-interested Directors' Fees and Expenses	416
Prepaid Insurance Expense	341
NYMEX License Fee	1,023
SEC & FINRA Registration Expense	3,946
Total Expenses	71,395
Expense Waiver	(21,042)
Net Expenses	$50,353
Net Income (Loss)	$5,152,610

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$74,372,588
Additions (50,000 Shares)	1,260,392
Net Income (Loss)	5,152,610

Net Asset Value End of Month	$80,785,590
Net Asset Value Per Share (3,150,000 Shares)	$25.65

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612